Exhibit 99.1

Payoneer Reports Second Quarter 2023 Financial Results

Record quarterly revenue, up 40% year-over-year

Significantly expanding profitability while investing for near- and long-term growth

Announces an agreement to acquire a licensed China-based payment service provider

NEW YORK – August 8, 2023 – Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the financial technology company empowering the world’s small and medium sized businesses to transact, do business and grow globally, today reported financial results for its second quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights

($ in mm)	2Q 2022	3Q 2022	4Q 2022	1Q 2023	2Q 2023	YoY Change
Revenue	$148.2	$158.9	$183.6	$192.0	$206.7	40%
Transaction costs as a % of revenue	17.7%	17.6%	16.6%	14.1%	13.8%	(390 bps)
Revenue less transaction costs	$122.0	$130.9	$153.2	$164.9	$178.2	46%
Net income (loss)	4.4	(26.5)	(10.2)	7.9	45.5	930%
Adjusted EBITDA	14.7	12.7	10.6	38.8	56.0	280%

Operational Metrics
Active Ideal Customer Profiles (ICPs) ('000s)[1]	467	479	488	491	495	6%
Volume ($bn)	$14.6	$15.1	$16.9	$15.7	$15.8	8%
Revenue as a % of volume ("Take Rate")	101 bps	105 bps	109 bps	122 bps	131 bps	30 bps

1.	Active ICPs are defined as customers with a Payoneer Account that have on average over $500 a month in volume and were active over the trailing twelve-month period.

“Payoneer delivers a broad suite of payment and financial services to emerging market SMBs,” said John Caplan, Chief Executive Officer of Payoneer. “Our customers use Payoneer as the easiest, most reliable way to connect into the global economy and manage their international financial activity across currencies, countries, customers, suppliers, and vendors.”

“We are making meaningful progress in growing ICPs and improving our overall customer experience. We increased active ICPs year-over-year by 13% each in APAC, SAMEA, and Latin America, rolled out new product features, and announced agreements to acquire a licensed China-based payment service provider and a real-time data platform. I am confident about our ambitious strategy for delivering durable profitable growth.”

Second Quarter 2023 Business Highlights (unless noted otherwise)

•	6% active ICP growth year-over-year, including a second consecutive quarter of 18% growth in our larger ICPs, or those who have on average over $10k a month in volume
•

Announced an agreement to acquire a licensed China-based payment service provider on August 8, 2023. This transaction will support Payoneer’s fast-growing China business upon close, and is subject to customary closing conditions and regulatory approvals

•	Total B2B volume decreased 2% year-over-year; excluding the impact of customers proactively exited in 3Q22, B2B volume increased 12%
o	In APAC, SAMEA, and Latin America, where we predominantly serve outsourcing and services businesses, B2B volume grew 29% year-over-year
•

New and foundational product enhancements to serve larger ICPs, including scheduling payments, enabling multi-user access and card spend limits, and real-time availability of funds for US-based B2B payers via open banking integrations

•	On August 2, 2023, acquired Spott, a real-time data platform that will help us drive faster underwriting decisions in our working capital business
•	$20 million of share repurchases in the second quarter
•	$5.5 billion of customer funds as of June 30, 2023, up 8% year-over-year

2023 Guidance

“We continue to steadily acquire ICPs, generate significant revenue growth and margin expansion, and invest for future growth,” said Bea Ordonez, Chief Financial Officer. “Our revenue growth is accelerating as we increase monetization of our customer segments, drive ICP growth, and earn interest income revenue from customer funds held on our platform.”

“We are raising our full year 2023 guidance. We saw improving revenue growth trends in the second quarter and better exit rate dynamics, and we now expect $210 million of interest income revenue for the full year. Our $20 million increase in adjusted EBITDA guidance reflects the in-year benefit of recent headcount reductions, restricted hiring, and cost savings within our transaction expenses. We are improving our operating margin while accelerating our product roadmap, enhancing our customer experience, and expanding our global licensing framework.”

2023 guidance is as follows:

Revenue	$820 million - $830 million
Transaction costs	~15.5% of revenue
Adjusted EBITDA (1)	$160 million to $170 million

(1)	Please refer to “Financial Information; Non-GAAP Financial Measures” below

Guidance for fiscal year, where adjusted, is provided on a non-GAAP basis, which Payoneer will continue to identify as it reports its future financial results. The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2023 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s GAAP financial results.

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 8:30 a.m. ET today, August 8, 2023. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer is the financial technology company empowering the world’s small and medium-sized businesses to transact, do business and grow globally. Payoneer was founded in 2005 with the belief that talent is equally distributed, but opportunity is not. It is our mission to enable anyone anywhere to participate and succeed in the global digital economy. Since our founding, we have built a global financial platform that has already made it easier for millions of SMBs, particularly in emerging markets, to pay and get paid, manage their funds, and grow their business.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical and other economic, business and/or competitive factors; (3) Payoneer’s estimates of its financial performance; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2022 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: M&A related expense (income), stock-based compensation expenses, reorganization related expenses, share in losses (gain) of associated company, gain from change in fair value of warrants, other financial expense (income), net, taxes on income, and depreciation and amortization.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

Investor Contact:

Michelle Wang

investor@payoneer.com

Media Contact:

Alison Dahlman

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended
	June 30,
	2023	2022

Revenues	$206,734	$148,190

Transaction costs (Exclusive of depreciation and amortization shown separately below and inclusive of $436 and $338 in interest expense and fees associated with related party transactions during the three months ended June 30, 2023 and 2022, and $857 and $658 during the six months ended June 30, 2023 and 2022, respectively)	28,497	26,212
Other operating expenses (Exclusive of depreciation and amortization shown separately below)	40,527	35,392
Research and development expenses	27,995	26,607
Sales and marketing expenses	48,402	36,820
General and administrative expenses	22,012	20,192
Depreciation and amortization	5,909	5,171
Total operating expenses	173,342	150,394

Operating income (loss)	33,392	(2,204)

Financial income (expense):
Gain from change in fair value of Warrants	13,586	12,831
Other financial income (expense), net	4,318	(4,824)
Financial income, net	17,904	8,007

Income before taxes on income and share in gains (losses) of associated company	51,296	5,803

Taxes on income	5,747	1,374

Share in gains (losses) of associated company	—	(7)

Net income	$45,549	$4,422

Other comprehensive loss, net of tax
Foreign currency translation adjustments	—	(3,248)
Other comprehensive loss, net of tax	—	(3,248)

Comprehensive income	$45,549	$1,174

Per Share Data
Net income per share attributable to common stockholders — Basic earnings per share	$0.12	$0.01
— Diluted earnings per share	$0.12	$0.01

Weighted average common shares outstanding — Basic	365,000,974	345,522,076
Weighted average common shares outstanding — Diluted	387,623,679	366,013,696

Disaggregation of revenue

The following table presents revenue recognized from contracts with customers as well as revenue from other sources, which consists of interest income:

	Three months ended
	June 30,
	2023	2022
Revenue recognized at a point in time	$141,231	$135,063
Revenue recognized over time	10,210	9,634
Revenue from contracts with customers	151,441	144,697
Revenue from other sources	55,293	3,493
Total revenues	$206,734	$148,190

The following table presents our revenue disaggregated by primary regional market, with revenues being attributed to the country (in the region) in which the billing address of the transacting customer is located, with the exception of global bank transfer revenues, where revenues are disaggregated based on the billing address of the transaction funds source.

	Three months ended
	June 30,
	2023	2022
Primary regional markets
Greater China[1]	$71,227	$46,785
Europe[2]	41,699	31,035
Asia-Pacific[2]	27,385	20,168
North America[3]	26,041	20,518
South Asia, Middle East and North Africa[2]	21,711	16,851
Latin America[2]	18,671	12,833
Total revenues	$206,734	$148,190

1. Greater China is inclusive of mainland China, Hong Kong, Macao and Taiwan

2. No single country included in any of these regions generated more than 10% of total revenue

3. The United States is our country of domicile. Of North America revenues, the US represents $24,995 and $18,528 during the three months ended June 30, 2023 and 2022, respectively.

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended
	June 30,
	2023	2022
Net income	$45,549	$4,422
Depreciation and amortization	5,909	5,171
Taxes on income	5,747	1,374
Other financial (income) expense, net	(4,318)	4,824
EBITDA	52,887	15,791
Stock based compensation expenses[1]	16,173	11,890
Share in loss of associated company	—	7
M&A related expense (income)[2]	498	(116)
Gain from change in fair value of Warrants[3]	(13,586)	(12,831)
Adjusted EBITDA	$55,972	$14,741

	Three months ended,
	June 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	June 30, 2023

Net income (loss)	$4,422	$(26,452)	$(10,151)	$7,938	$45,549
Depreciation & amortization	5,171	5,899	5,333	6,039	5,909
Taxes on income	1,374	2,635	7,610	9,172	5,747
Other financial (income) expense, net	4,824	3,617	(1,005)	(2,350)	(4,318)
EBITDA	15,791	(14,301)	1,787	20,799	52,887
Stock based compensation expenses[1]	11,890	13,525	13,827	16,927	16,173
Share in losses of associated company	7	2	13	—	—
M&A related expense (income)[2]	(116)	(1,588)	—	774	498
Loss (gain) from change in fair value of Warrants[3]	(12,831)	15,095	(5,031)	252	(13,586)
Adjusted EBITDA	$14,741	$12,733	$10,596	$38,752	$55,972

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2)	Amounts for the three months ended June 30, 2023 relate to M&A-related third-party fees, including related legal, consulting and other expenditures. Amounts for the three months ended June 30, 2022 relate to a non-recurring fair value adjustment of a liability related to our 2020 acquisition of optile.
(3)	Changes in the estimated fair value of the warrants are recognized as gain or loss on the condensed consolidated statements of comprehensive income. The impact is removed from EBITDA as it represents market conditions that are not in control of the Company.

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS PER SHARE (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended June 30,
	2023	2022
Numerator:
Net income	$45,549	$4,422
Denominator:
Weighted average common shares outstanding —
Basic	365,000,974	345,522,076
Add:
Dilutive impact of RSUs and options to purchase common stock	21,928,779	19,844,013
Dilutive impact of private warrants	693,926	647,607
Weighted average common shares – diluted	387,623,679	366,013,696
Net income per share attributable to common stockholders — Basic earnings per share	$0.12	$0.01
Diluted earnings per share	$0.12	$0.01

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$581,053	$543,299
Restricted cash	9,710	2,882
Customer funds	5,528,701	5,838,612
Accounts receivable (net of allowance of $246 at June 30, 2023 and December 31, 2022)	11,260	12,878
Capital advance receivables (net of allowance of $4,565 at June 30, 2023 and $5,311 at December 31, 2022)	40,220	37,155
Other current assets	37,983	36,278
Total current assets	6,208,927	6,471,104
Non-current assets:
Property, equipment and software, net	13,599	14,392
Goodwill	19,889	19,889
Intangible assets, net	57,919	45,444
Restricted cash	6,092	4,848
Deferred taxes	14,002	4,169
Investment in associated company	—	6,429
Severance pay fund	970	1,095
Operating lease right-of-use assets	12,681	15,260
Other assets	9,771	12,021
Total assets	$6,343,850	$6,594,651
Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$29,170	$41,566
Outstanding operating balances	5,528,701	5,838,612
Other payables	100,574	97,334
Total current liabilities	5,658,445	5,977,512
Non-current liabilities:
Long-term debt from related party	15,639	16,138
Warrant liability	12,580	25,914
Other long-term liabilities	31,239	29,831
Total liabilities	5,717,903	6,049,395
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at June 30, 2023 and December 31, 2022.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 363,252,231 and 352,842,025 shares issued and 359,051,208 and 352,842,025 shares outstanding at June 30, 2023 and December 31, 2022, respectively.	3,632	3,528
Treasury stock at cost, 4,201,025 and 0 shares as of June 30, 2023 and December 30, 2022, respectively	(19,725)
Additional paid-in capital	697,258	650,433
Accumulated other comprehensive income (loss)	(176)	(176)
Accumulated deficit	(55,042)	(108,529)
Total shareholders’ equity	625,947	545,256
Total liabilities and shareholders’ equity	$6,343,850	$6,594,651

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(U.S. dollars in thousands)

	Six months ended
	June 30,
	2023	2022
Cash Flows from Operating Activities
Net income	$53,487	$24,633
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,948	9,626
Deferred taxes	(9,833)	1,066
Stock-based compensation expenses	33,100	25,275
Share in gains of associated company	—	(13)
Gain from change in fair value of Warrants	(13,334)	(44,027)
Foreign currency re-measurement loss (gain)	(606)	2,491
Changes in operating assets and liabilities:
Other current assets	(1,621)	(6,650)
Trade payables	(13,157)	9,538
Deferred revenue	407	24
Accounts receivable, net	1,618	(490)
Capital advance extended to customers	(138,900)	(109,422)
Capital advance collected from customers	135,835	121,990
Other payables	(5,259)	(6,318)
Other long-term liabilities	(1,066)	(3,695)
Operating lease right-of-use assets	5,053	5,134
Other assets	2,247	(288)
Net cash provided by operating activities	59,919	28,874

Cash Flows from Investing Activities
Purchase of property, equipment and software	(2,422)	(5,093)
Capitalization of internal use software	(12,921)	(7,772)
Severance pay fund distributions, net	125	481
Customer funds in transit, net	(54,188)	(22,139)
Net cash inflow from acquisition of remaining interest in joint venture	5,953	—
Net cash used in investing activities	(63,453)	(34,523)

Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with stock based compensation plan	12,091	11,312
Outstanding operating balances, net	(309,911)	739,388
Borrowings under related party facility	14,015	15,322
Repayments under related party facility	(14,514)	(14,219)
Common stock repurchased	(17,125)	—
Net cash provided by (used in) financing activities	(315,444)	751,803

Effect of exchange rate changes on cash and cash equivalents	705	(2,491)

Net change in cash, cash equivalents, restricted cash and customer funds	(318,273)	743,663
Cash, cash equivalents, restricted cash and customer funds at beginning of period	6,386,720	4,838,433
Cash, cash equivalents, restricted cash and customer funds at end of period	$6,068,447	$5,582,096
Supplemental information of investing and financing activities not involving cash flows:
Property, equipment, and software acquired but not paid	$870	$551
Internal use software capitalized but not paid	$8,294	$1,762
Common stock repurchased but not paid	$2,600	$—
Right of use assets obtained in exchange for new operating lease liabilities	$2,474	$11,266